UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 4, 2015, BGC Partners, Inc. (the “Company,” “our” or “we”) filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K in connection with the successful completion of our all-cash tender offer to acquire the shares of GFI Group Inc. (“GFI”). On May 8, 2015, the Company filed with the Commission a Current Report on Form 8-K/A to amend Item 9.01 of the Current Report on Form 8-K filed on March 4, 2015 to present certain financial statements of GFI and to present certain unaudited pro forma financial information in connection with our probable acquisition of 100% of the outstanding shares of GFI. On January 12, 2016, we completed our merger with GFI and now own 100% of GFI’s outstanding shares. This Current Report on Form 8-K is filed to include the historical financial statements of GFI as exhibits hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Audited consolidated statements of financial condition of GFI Group Inc. and its subsidiaries as of December 31, 2014 and December 31, 2013, and the related consolidated statements of operations, comprehensive loss, cash flows, changes in stockholders’ equity and financial statement schedule for each of the three years in the period ended December 31, 2014, the Notes to Consolidated Financial Statements and the Report of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: March 1, 2017	By:	/s/ HOWARD W. LUTNICK

	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated March 1, 2017, regarding the financial statements of GFI Group Inc.]

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited consolidated statements of financial condition of GFI Group Inc. and its subsidiaries as of December 31, 2014 and December 31, 2013, and the related consolidated statements of operations, comprehensive loss, cash flows, changes in stockholders’ equity and financial statement schedule for each of the three years in the period ended December 31, 2014, the Notes to Consolidated Financial Statements and the Report of Independent Registered Public Accounting Firm.